UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

111 S. Wacker Drive, Suite 4600 Chicago, Illinois 60606-4319
(Address of Principal Executive Offices)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Oakmark Funds Shareholder:

We recently emailed you proxy materials concerning important proposals affecting your Fund(s), and we have not yet received your vote.

Please know that your vote is very important. Voting now eliminates phone calls, avoids unnecessary communications and minimizes proxy costs.

This email provides the information you will need to view the Proxy Statement online, access your proxy card and vote your shares. We encourage you to access and review all of the information contained in the proxy materials before voting.

Please view or download the Proxy Statement at https://www.proxy-direct.com/oak-27338.

Vote Your Proxy
Online voting is a convenient and secure way to vote on the Proxy Statement. You may access your proxy card and vote by clicking on the link(s) provided below. The link(s) will take you directly to the proxy voting site where you can submit your vote. The control number(s) and security code(s) shown below will auto-populate when you click on the link(s) provided.

Fund: Oakmark Fund
Fund: Oakmark Select Fund
Fund: Oakmark Equity and Income Fund
Fund: Oakmark Global Fund
Fund: Oakmark Global Select Fund
Fund: Oakmark International Fund
Fund: Oakmark International Small Cap Fund
Control Number: XXXXXXXXXXXXX
Security Code: XXXXXXXX
Click Here to Vote

You can also go to www.proxy-direct.com and enter your control number(s) and security code(s) exactly as they appear above. If multiple control numbers and security codes appear, you will need to vote each individually for your vote to be captured on all accounts.

To vote by telephone (toll-free), please call 1-800-337-3503 and follow the instructions when prompted. When the system prompts you to enter the 14-digit number located in the shaded box on your proxy card, please enter the control number above. When the system prompts you to enter the 8-digit code located in the un-shaded box on your proxy card, please enter the security code.

Should you have any questions about the proxy materials or the proposals, please call one of our Shareholder Services Representatives (toll-free) at 1-866-612-1831.

Every vote is important, and we ask that you please participate in the proxy process. Please cast your vote before the meeting date to ensure your instructions are received in time.

Thank you for consenting to receive your proxy materials electronically.

Oakmark Funds